                                                                  Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-43812, No. 333-90889 and No. 333-58807) pertaining to the
Acorn Products, Inc. Amended and Restated 1997 Nonemployee Director Stock Incentive Plan, the Registration Statements (Forms S-8 No. 333-43810 and No. 333-32087) pertaining to the Acorn Products, Inc. Amended and Restated 1997 Stock Incentive Plan, and the Registration Statements (Forms S-8 No. 333-32809 and No. 333-63294) pertaining to the Acorn Products, Inc. Deferred Equity Compensation Plan for Directors of our report dated February 22, 2002, except for Note 12 as to which the date is April 2, 2002, with respect to the consolidated financial statements and financial statement schedules of Acorn Products, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2001.





                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP




Columbus, Ohio

October 17, 2002